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                    SCM MICROSYSTEMS, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1998, 1997 AND 1996

                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

The Board of Directors
SCM Microsystems, Inc.:

     The audits referred to in our report dated February 23, 1999, included the related financial statement schedule for each of the years in the three-year period ended December 31, 1998, as listed in Item 14 herein. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     We consent to incorporation by reference in the registration statements (Nos. 333-45795, 333-45791, 333-45789, 333-66397 and 333-73061) on Form S-8 of
SCM Microsystems, Inc. of our reports dated February 23, 1999, relating to the consolidated balance sheets of SCM Microsystems, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998, and related schedule, which reports appear herein.

KPMG LLP

Mountain View, California
March 30, 1999